EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2017 Results

EPS Improves Year-over-Year
Margin Expansion Continues in Cabinet Components Segment
Strong Free Cash Flow Generation Allows $22 Million of Debt Repayment

HOUSTON, Sept. 06, 2017 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the quarter ended July 31, 2017.

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “Overall, third quarter revenues came in a little softer than expected; however, we realized significant earnings per share growth and our consolidated Adjusted EBITDA margin percentage improved.  In addition, strong cash flow generation during the quarter enabled us to repay more than $22 million in outstanding debt and we expect to generate even stronger cash flow in the fourth quarter.  Looking ahead, the recent promotion of George Wilson to the newly created position of Chief Operating Officer will allow me to spend more time concentrating on strategy while he builds on the progress we have made towards operational excellence, margin expansion and cash flow generation, all of which will contribute toward the goal of further enhancing and creating value for our shareholders.”

Third Quarter 2017 Results Summary

The Company reported net sales of $229.4 million for the three months ended July 31, 2017, compared to $248.1 million for the three months ended July 31, 2016.  Similar to the first and second quarters of 2017, the decrease was primarily attributable to Quanex’s previously disclosed decision to exit product lines and less profitable business that does not meet the Company’s financial objectives. (See Sales Analysis table for additional information)

Net income increased to $10.2 million, or $0.29 per diluted share, during the third quarter of 2017, compared to a net loss of $4.0 million, or $0.12 per diluted share, in the third quarter of 2016.  Adjusted EBITDA decreased slightly to $32.2 million during the third quarter of 2017, compared to $33.1 million during the third quarter of 2016, but consolidated Adjusted EBITDA margin percentage increased by approximately 70 basis points.  (See Non-GAAP Terminology Definitions and Disclaimers section and Selected Segment Data table for additional information)

Cash provided by operating activities for the three months ended July 31, 2017, was $29.6 million, compared to $25.2 million during the same period of 2016.  Quanex generated Free Cash Flow of $20.0 million during the third quarter of 2017, representing an increase of approximately 20% compared to the third quarter of 2016.  As of July 31, 2017, the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 2.5x.  As expected, Quanex’s leverage ratio decreased quarter-over-quarter largely as a result of the repayment of approximately $22 million in debt.  The Company remains focused on generating Free Cash Flow to pay down debt and continues to anticipate a further improvement in the leverage ratio by year-end 2017.  (See Free Cash Flow Reconciliation table and Non-GAAP Terminology Definitions and Disclaimers section for additional information)

	Three Months Ended July 31, 2017			Three Months Ended July 31, 2016
($ in thousands, except per share data)	Results Before Adjustments	Adjustments	Adjusted Results	Results Before Adjustments	Adjustments	Adjusted Results
Net sales	$229,367	$-	$229,367	$248,085	$-	$248,085
Cost of sales (1)	176,758	-	176,758	186,631	(67)	186,564
Selling, general and administrative (2)	20,478	(35)	20,443	28,551	(109)	28,442
Restructuring charges (3)	864	(864)	-	-	-	-
EBITDA	31,267	899	32,166	32,903	176	33,079
Depreciation and amortization (4)	13,915	(1,277)	12,638	12,973	-	12,973
Operating income (loss)	17,352	2,176	19,528	19,930	176	20,106
Interest expense (5)	(2,575)	-	(2,575)	(22,200)	16,677	(5,523)
Other, net (6)	46	(39)	7	(2,523)	2,239	(284)
Income (loss) before income taxes	14,823	2,137	16,960	(4,793)	19,092	14,299
Income tax (expense) benefit (7)	(4,608)	(860)	(5,468)	817	(5,910)	(5,093)
Net income (loss)	$10,215	$1,277	$11,492	$(3,976)	$13,182	$9,206

Diluted earnings (loss) per share (8)	$0.29		$0.33	$(0.12)		$0.27

(1) Cost of sales adjustment relates solely to purchase price accounting inventory step-up impact from HL Plastics acquisition.
(2) SG&A adjustments are for acquisition related transaction costs.
(3) Restructuring charges relate to the closure of several manufacturing plant facilities.
(4) D&A adjustments relate to accelerated depreciation and amortization for restructured PP&E and intangible assets.
(5) Interest expense adjustments relate to write off of deferred loan costs, unamortized original issuance discount, and prepayment call premium related to debt refinance.
(6) Other, net adjustments relate to foreign currency transaction (gains) losses.
(7) Effective tax rate reflects impacts of adjustments on a with and without basis.
(8) Adjusted EPS for 2016 is calculated using diluted shares outstanding of 34.5 million, respectively.

Recent Events

Quanex’s Board of Directors declared a quarterly cash dividend of $0.04 per share on the Company’s common stock, payable September 29, 2017, to shareholders of record on September 18, 2017.

During the third quarter of 2017, Quanex transferred operating responsibility of two wood-based accessory plants from the North American Engineered Components segment to the North American Cabinet Components segment.  These moves have been contemplated since the Company acquired Woodcraft and better align manufacturing capability and capacity.  (See Segment Reconciliation table for additional information)

Conference Call and Webcast Information

The Company has scheduled a conference call for Thursday, September 7, 2017, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 66331845, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through September 14, 2017.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 66331845.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

For more information contact Scott Zuehlke, Vice President of Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets related to the plant closure in Mexico, one-time employee benefit adjustment and restructuring charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that Quanex believes is useful to investors and financial analysts in evaluating the Company’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in Quanex’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Adjusted Net Income (Loss) is a non-GAAP financial measure that excludes certain charges and credits because the Company believes that such items are not indicative of its core operating results and trends, and do not provide meaningful comparisons with other reporting periods.  Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2017	2016	2017	2016

Net sales	$229,367	$248,085	$634,406	$679,013
Cost of sales	176,758	186,631	494,647	522,476
Selling, general and administrative	20,478	28,551	74,839	88,430
Restructuring charges	864	-	3,083	-
Depreciation and amortization	13,915	12,973	43,701	39,759
Operating income	17,352	19,930	18,136	28,348
Interest expense	(2,575)	(22,200)	(7,126)	(34,324)
Other, net	46	(2,523)	572	(4,036)
Income (loss) before income taxes	14,823	(4,793)	11,582	(10,012)
Income tax (expense) benefit	(4,608)	817	(3,631)	2,722
Net income (loss)	$10,215	$(3,976)	$7,951	$(7,290)

Income (loss) per common share, basic	$0.30	$(0.12)	$0.23	$(0.22)
Income (loss) per common share, diluted	$0.29	$(0.12)	$0.23	$(0.22)

Weighted average common shares outstanding:
Basic	34,224	33,916	34,141	33,850
Diluted	34,924	33,916	34,771	33,850

Cash dividends per share	$0.04	$0.04	$0.12	$0.12

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$15,791	$25,526
Accounts receivable, net	78,046	83,625
Inventories, net	94,373	84,335
Prepaid and other current assets	8,119	10,488
Total current assets	196,329	203,974
Property, plant and equipment, net	214,829	198,497
Goodwill	222,153	217,035
Intangible assets, net	143,702	154,180
Other assets	8,046	6,667
Total assets	$785,059	$780,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,709	$47,781
Accrued liabilities	35,476	55,101
Income taxes payable	2,133	732
Current maturities of long-term debt	26,364	10,520
Total current liabilities	109,682	114,134
Long-term debt	238,033	259,011
Deferred pension and postretirement benefits	10,704	8,167
Deferred income taxes	18,509	18,322
Other liabilities	15,460	12,888
Total liabilities	392,388	412,522
Stockholders’ equity:
Common stock	375	376
Additional paid-in-capital	256,170	254,540
Retained earnings	216,553	214,047
Accumulated other comprehensive loss	(27,491)	(38,765)
Treasury stock at cost	(52,936)	(62,367)
Total stockholders’ equity	392,671	367,831
Total liabilities and stockholders' equity	$785,059	$780,353

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine Months Ended July 31,
	2017	2016
Operating activities:
Net income (loss)	$7,951	$(7,290)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	43,701	39,759
Stock-based compensation	4,305	4,587
Deferred income tax	(1,847)	(6,370)
Excess tax benefit from share-based compensation	(229)	(134)
Charge for deferred loan costs and debt discount	-	15,883
Other, net	1,136	543
Changes in assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	6,923	2,035
Increase in inventory	(8,576)	(1,530)
Increase in other current assets	(379)	(1,239)
Decrease in accounts payable	(3,145)	(2,092)
Decrease in accrued liabilities	(12,303)	(2,139)
Increase in income taxes payable	4,349	2,990
Increase in deferred pension and postretirement benefits	2,537	2,485
Increase in other long-term liabilities	1,226	894
Other, net	(389)	676
Cash provided by operating activities	45,260	49,058
Investing activities:
Acquisitions, net of cash acquired	(8,497)	(245,904)
Capital expenditures	(27,098)	(25,938)
Proceeds from disposition of capital assets	1,232	984
Cash used for investing activities	(34,363)	(270,858)
Financing activities:
Borrowings under credit facilities	53,500	632,800
Repayments of credit facility borrowings	(74,125)	(389,000)
Debt issuance costs	-	(11,795)
Repayments of other long-term debt	(2,240)	(1,825)
Common stock dividends paid	(4,127)	(4,101)
Issuance of common stock	6,379	3,368
Excess tax benefit from share-based compensation	229	134
Cash (used for) provided by financing activities	(20,384)	229,581
Effect of exchange rate changes on cash and cash equivalents	(248)	1,277
(Decrease) increase in cash and cash equivalents	(9,735)	9,058
Cash and cash equivalents at beginning of period	25,526	23,125
Cash and cash equivalents at end of period	$15,791	$32,183

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW RECONCILIATION
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure.  The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,
	2017	2016
Cash provided by operating activities	$29,556	$25,249
Capital expenditures	(9,548)	(8,519)
Free Cash Flow	$20,008	$16,730

QUANEX BUILDING PRODUCTS CORPORATION
SEGMENT RECONCILIATION
(In thousands)
(Unaudited)

The following tables reconcile the Company's segment presentation to account for the transfer of operating facilities from the North American Engineered Components segment to the Cabinet Components segment, as previously reported in our earnings release for the three-months and nine-months ended July 31, 2016, to the current presentation:

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2016
As previously reported
Net sales	$150,462	$40,217	$58,826	$(1,420)	$248,085
Cost of sales	109,513	27,533	50,376	(791)	186,631
Selling, general and administrative	15,408	5,896	4,035	3,212	28,551
Depreciation and amortization	7,063	2,340	3,435	135	12,973
Operating income (loss)	$18,478	$4,448	$980	$(3,976)	$19,930

Reclassification
Net sales	$(5,422)	$-	$6,094	$(672)	$-
Cost of sales	(4,364)	-	5,036	(672)	-
Selling, general and administrative	(230)	-	230	-	-
Depreciation and amortization	(133)	-	133	-	-
Operating income (loss)	$(695)	$-	$695	$-	$-

Current presentation
Net sales	$145,040	$40,217	$64,920	$(2,092)	$248,085
Cost of sales	105,149	27,533	55,412	(1,463)	186,631
Selling, general and administrative	15,178	5,896	4,265	3,212	28,551
Depreciation and amortization	6,930	2,340	3,568	135	12,973
Operating income (loss)	$17,783	$4,448	$1,675	$(3,976)	$19,930

Nine months ended July 31, 2016
As previously reported
Net sales	$406,029	$110,250	$166,906	$(4,172)	$679,013
Cost of sales	304,434	76,698	143,716	(2,372)	522,476
Selling, general and administrative	46,386	17,370	12,366	12,308	88,430
Depreciation and amortization	21,424	7,191	10,709	435	39,759
Operating income (loss)	$33,785	$8,991	$115	$(14,543)	$28,348

Reclassification
Net sales	$(15,772)	$-	$18,143	$(2,371)	$-
Cost of sales	(12,440)	-	14,811	(2,371)	-
Selling, general and administrative	(660)	-	660	-	-
Depreciation and amortization	(375)	-	375	-	-
Operating income (loss)	$(2,297)	$-	$2,297	$-	$-

Current presentation
Net sales	$390,257	$110,250	$185,049	$(6,543)	$679,013
Cost of sales	291,994	76,698	158,527	(4,743)	522,476
Selling, general and administrative	45,726	17,370	13,026	12,308	88,430
Depreciation and amortization	21,049	7,191	11,084	435	39,759
Operating income (loss)	$31,488	$8,991	$2,412	$(14,543)	$28,348

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2017
Net sales	$126,446	$40,359	$63,839	$(1,277)	$229,367
Cost of sales	94,169	29,002	54,538	(951)	176,758
Selling, general and administrative	11,829	5,162	3,968	(481)	20,478
Restructuring charges	727	-	137	-	864
Depreciation and amortization	7,899	2,391	3,491	134	13,915
Operating income (loss)	11,822	3,804	1,705	21	17,352
Depreciation and amortization	7,899	2,391	3,491	134	13,915
EBITDA	19,721	6,195	5,196	155	31,267
Transaction related costs	-	-	-	35	35
Restructuring charges	727	-	137	-	864
Adjusted EBITDA	$20,448	$6,195	$5,333	$190	$32,166
Adjusted EBITDA Margin %	16.2%	15.3%	8.4%		14.0%

Three months ended July 31, 2016 (1)
Net sales	$145,040	$40,217	$64,920	$(2,092)	$248,085
Cost of sales	105,149	27,533	55,412	(1,463)	186,631
Selling, general and administrative	15,178	5,896	4,265	3,212	28,551
Depreciation and amortization	6,930	2,340	3,568	135	12,973
Operating income (loss)	17,783	4,448	1,675	(3,976)	19,930
Depreciation and amortization	6,930	2,340	3,568	135	12,973
EBITDA	24,713	6,788	5,243	(3,841)	32,903
Transaction related costs	-	-	-	109	109
PPA-Inventory Step-up	-	67	-	-	67
Adjusted EBITDA	$24,713	$6,855	$5,243	$(3,732)	$33,079
Adjusted EBITDA Margin %	17.0%	17.0%	8.1%		13.3%

Nine months ended July 31, 2017
Net sales	$343,694	$106,133	$188,359	$(3,780)	$634,406
Cost of sales	260,479	75,304	161,704	(2,840)	494,647
Selling, general and administrative	38,770	15,132	12,739	8,198	74,839
Restructuring charges	2,207	-	876	-	3,083
Depreciation and amortization	26,377	6,753	10,160	411	43,701
Operating income (loss)	15,861	8,944	2,880	(9,549)	18,136
Depreciation and amortization	26,377	6,753	10,160	411	43,701
EBITDA	42,238	15,697	13,040	(9,138)	61,837
Transaction related costs	-	-	-	327	327
Mexico restructuring, loss on sale of fixed assets	-	-	190	-	190
One-time employee benefit adjustment	-	-	188	-	188
PPA-Inventory Step-up	-	104	-	-	104
Restructuring charges	2,207	-	876	-	3,083
Adjusted EBITDA	$44,445	$15,801	$14,294	$(8,811)	$65,729
Adjusted EBITDA Margin %	12.9%	14.9%	7.6%		10.4%

Nine months ended July 31, 2016 (1)
Net sales	$390,257	$110,250	$185,049	$(6,543)	$679,013
Cost of sales	291,994	76,698	158,527	(4,743)	522,476
Selling, general and administrative	45,726	17,370	13,026	12,308	88,430
Depreciation and amortization	21,049	7,191	11,084	435	39,759
Operating income (loss)	31,488	8,991	2,412	(14,543)	28,348
Depreciation and amortization	21,049	7,191	11,084	435	39,759
EBITDA	52,537	16,182	13,496	(14,108)	68,107
Transaction related costs	-	-	-	4,987	4,987
PPA-Inventory Step-up	-	351	2,287	-	2,638
Adjusted EBITDA	$52,537	$16,533	$15,783	$(9,121)	$75,732
Adjusted EBITDA Margin %	13.5%	15.0%	8.5%		11.2%

(1) Updated to reflect transfer of operating facilities from NA Engineered Components to NA Cabinet Components. See Reconciliation for additional details.

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31, 2017	July 31, 2016 (1)	July 31, 2017	July 31, 2016 (1)

NA Engineered Components:
United States - fenestration (2)	$107,193	$121,717	$289,231	$328,957
International - fenestration	9,959	9,530	24,945	23,317
United States - non-fenestration	7,060	8,677	19,590	24,237
International - non-fenestration	2,234	5,116	9,928	13,746
	$126,446	$145,040	$343,694	$390,257
EU Engineered Components (3):
United States - fenestration	$190	$159	$304	$285
International - fenestration	35,087	35,547	94,528	98,744
International - non-fenestration	5,082	4,511	11,301	11,221
	$40,359	$40,217	$106,133	$110,250
NA Cabinet Components:
United States - fenestration	$4,322	$3,008	$12,316	$10,651
United States - non-fenestration (4)	59,237	61,268	174,404	172,273
International - non-fenestration	280	644	1,639	2,125
	$63,839	$64,920	$188,359	$185,049
Unallocated Corporate & Other:
Eliminations	$(1,277)	$(2,092)	$(3,780)	$(6,543)
	$(1,277)	$(2,092)	$(3,780)	$(6,543)

Net Sales	$229,367	$248,085	$634,406	$679,013

(1) Updated to reflect transfer of operating facilities from NA Engineered Components to NA Cabinet Components. See Reconciliation for additional details.
(2) Reflects the loss of revenue associated with eliminated products of $20.1 million and $53.4 million for the three-months and nine-months ended July 31, 2017, respectively.
(3) Reflects the loss of revenue associated with foreign currency impacts of $2.6 million and $11.7 million for the three-months and nine-months ended July 31, 2017, respectively.
(4) Reflects the loss of revenue associated with eliminated products of $2.9 million and $8.3 million for the three-months and nine-months ended July 31, 2017, respectively.